Clearway Energy, Inc. Reports Second Quarter 2023 Financial Results

•Signed agreements with Clearway Group to commit to invest in a 147 MW battery energy storage system and a 160 MW wind farm
•Received offer from Clearway Group to invest in a 55 MW wind farm
•Updating 2023 financial guidance
•Raising Pro Forma CAFD Outlook
•Increasing the quarterly dividend by 2% to $0.3891 per share in the third quarter of 2023, or $1.5564 per share annualized
•Continue to target annual dividend per share growth in the upper range of 5% to 8% through 2026

PRINCETON, NJ — August 8, 2023— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported second quarter 2023 financial results, including Net Income of $84 million, Adjusted EBITDA of $316 million, Cash from Operating Activities of $134 million, and Cash Available for Distribution (CAFD) of $137 million.

"As we disclosed in mid-July, historically low wind production in the second quarter negatively impacted the quarter's financial results. Given that first and second quarter’s results were impacted by weaker renewable resource, we are lowering our 2023 financial guidance,” said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. “Despite the 2023 guidance revision, our long-term outlook and visibility into achieving it remains on track as highlighted by this quarter's commitments to invest in the Rosamond Central battery storage project and Cedar Creek wind farm. The Company continues to have line of sight to the future deployment of the excess proceeds from the Thermal sale and expects to deliver at the upper range of its dividend growth target through 2026”

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/23	6/30/22	6/30/23	6/30/22
Conventional	37	33	61	80
Renewables	98	83	50	(36)
Thermal	—	4	—	17
Corporate	(51)	1,029	(67)	991
Net Income/(Loss)	$84	$1,149	$44	$1,052

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/23	6/30/22	6/30/23	6/30/22
Conventional	76	85	152	183
Renewables	248	285	399	439
Thermal	—	5	—	23
Corporate	(8)	(9)	(17)	(19)
Adjusted EBITDA	$316	$366	$534	$626

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Six Months Ended
($ millions)	6/30/23	6/30/22	6/30/23	6/30/22
Cash from Operating Activities	$134	$186	$209	$279
Cash Available for Distribution (CAFD)	$137	$176	$133	$174

For the second quarter of 2023, the Company reported Net Income of $84 million, Adjusted EBITDA of $316 million, Cash from Operating Activities of $134 million, and CAFD of $137 million. Net Income decreased versus 2022 primarily due to a non-cash gain on the disposition of the Thermal business recorded in 2022. Adjusted EBITDA and Cash from Operating Activities results in the second quarter were lower than 2022 due to the disposition of the Thermal business, lower renewable production, and the expiration of certain tolling agreements in the Conventional fleet. CAFD results in the second quarter of 2023 were lower than 2022 primarily due to lower EBITDA partially offset by lower debt service from Conventional project-level maturities.

Operational Performance

Table 4: Selected Operating Results1

(MWh in thousands)	Three Months Ended		Six Months Ended
	6/30/23	6/30/22	6/30/23	6/30/22
Conventional Equivalent Availability Factor	90.1%	88.3%	82.3%	91.8%
Solar MWh generated/sold	1,544	1,538	2,410	2,598
Wind MWh generated/sold	2,433	2,878	5,177	5,137
Renewables generated/sold[2]	3,977	4,416	7,587	7,735

In the second quarter of 2023, availability at the Conventional segment was higher than the second quarter of 2022 primarily due to the timing of spring outages between the first quarter and second quarter. Generation in the Renewables segment during the second quarter of 2023 was 10% lower than the second quarter of 2022 primarily due to lower wind resource partially offset by the contribution of growth investments.

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	6/30/2023	12/31/2022
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$413	$536
Subsidiaries	134	121
Restricted Cash:
Operating accounts	104	109
Reserves, including debt service, distributions, performance obligations and other reserves	267	230
Total Cash	$918	$996
Revolving credit facility availability	512	370
Total Liquidity	$1,430	$1,366

Total liquidity as of June 30, 2023, was $1,430 million, which was $64 million higher than as of December 31, 2022, primarily due to the refinancing of the revolving credit facility which increased its total capacity to $700 million from $495 million. This was partially offset by the execution of growth investments.
1 Excludes equity method investments
2 Generation sold excludes MWh that are reimbursable for economic curtailment

As of June 30, 2023, the Company's liquidity included $371 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of June 30, 2023, these restricted funds were comprised of $104 million designated to fund operating expenses, approximately $168 million designated for current debt service payments, and $85 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $14 million is held in distribution reserve accounts.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments and Strategic Announcements

Offer to Invest in Dan's Mountain Wind

On August 4, 2023, Clearway Group offered the Company the opportunity to own 100% cash equity interest in a 55 MW wind project located in Allegany County, Maryland that is expected to reach commercial operations in the second half of 2024. The potential corporate capital commitment for the investment is expected to be approximately $77 million. The investment is subject to negotiation, both with Clearway Group and the review and approval by the Company’s Independent Directors.

Rosamond Central Battery Storage

On June 30, 2023, the Company, through an indirect subsidiary, acquired a 50% ownership interest in an entity that will facilitate and fund the construction of a 147 MW battery energy storage system, or BESS, located in Rosamond, California that is expected to achieve commercial operations in 2024. The BESS system will be co-located at the Rosamond Central solar facility that the Company currently has a 50% ownership interest in. The BESS project is underpinned by a 15-year resource adequacy contract with an investment grade load serving entity. Upon reaching certain milestones, the Company expects to invest a total of $32 million of corporate capital. The Company expects the project to contribute asset CAFD on a five-year average annual basis of approximately $3.5 million beginning January 1, 2025.

Cedar Creek Wind

On May 19, 2023, the Company, through an indirect subsidiary, entered into an agreement to acquire the Cedar Creek wind project, a 160 MW project located in Bingham County, Idaho, for $107 million in cash, subject to customary working capital adjustments. Upon achieving commercial operations, which is expected to occur in the first half of 2024, the project will sell its power under a 25-year PPA with a investment grade utility. The Company expects the project to contribute asset CAFD on a five-year average annual basis of approximately $10 million beginning January 1, 2025.

Quarterly Dividend

On August 7, 2023, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.3891 per share payable on September 15, 2023, to stockholders of record as of September 1, 2023.

The Company anticipates that a portion of the dividends expected to be paid in 2023 and beyond may be treated as taxable for U.S. federal income tax purposes. The portion of dividends in future years that will be treated as taxable will depend upon a number of factors, including but not limited to, the Company’s overall performance and the gross amount of any dividends made to stockholders in 2023 and beyond.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity prices from conventional assets;
•Higher solar insolation during the summer months;

•Higher wind resources during the spring and summer months;
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance and Pro Forma CAFD Outlook

The Company is updating 2023 full year CAFD guidance from $410 million to a range of $330 million to $360 million. The updated 2023 financial guidance reflects actual results to date as well as potential production variability for both wind and solar for the second half of the year and sensitivity for merchant energy margin at the Conventional segment. The potential production variability reflected in the revised financial guidance is based on year-to-date observations of production and weather patterns. The Company's 2023 financial guidance also factors in the contribution of committed growth investments based on current expected closing timelines. 2023 CAFD guidance does not factor in the timing of when CAFD is realized from new growth investments pursuant to 5-year averages beyond 2023.

The Company is increasing its pro forma CAFD outlook expectations to approximately $420 million due to committed growth investments. The pro forma CAFD outlook continues to be based on management expectations for median renewable energy production estimates.

Earnings Conference Call

On August 8, 2023, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest renewable energy owners in the US with over 5,500 net MW of installed wind and solar generation projects. The Company's over 8,000 net MW of assets also include approximately 2,500 net MW of environmentally-sound, highly efficient natural gas generation facilities. Through this environmentally-sound diversified and primarily contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding, the Company’s dividend expectations and its operations, its facilities and its financial results, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, statements regarding the anticipated consummation of the transactions described above, the anticipated benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with Global Infrastructure Partners, TotalEnergies, and Clearway Energy Group, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the Company's ability to maintain and grow its quarterly dividend, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, risks relating to the Company's relationships with its sponsors, the failure to identify, execute or successfully implement acquisitions or dispositions

(including receipt of third party consents and regulatory approvals), the Company's ability to acquire assets from its sponsors, the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise, hazards customary in the power industry, weather conditions, including wind and solar performance, the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations, the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements, the Company's ability to enter into new contracts as existing contracts expire, changes in government regulations, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of the Company and its subsidiaries, and cyber terrorism and inadequate cybersecurity. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, August 8, 2023, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2023	2022	2023	2022
Operating Revenues
Total operating revenues	$406	$368	$694	$582
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	118	112	226	240
Depreciation, amortization and accretion	128	126	256	250
General and administrative	9	11	19	23
Transaction and integration costs	2	3	2	5
Development costs	—	1	—	2
Total operating costs and expenses	257	253	503	520
Gain on sale of business	—	1,291	—	1,291
Operating Income	149	1,406	191	1,353
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	3	10	—	14
Other income, net	9	5	17	5
Loss on debt extinguishment	—	—	—	(2)
Interest expense	(55)	(47)	(154)	(94)
Total other expense, net	(43)	(32)	(137)	(77)
Income Before Income Taxes	106	1,374	54	1,276
Income tax expense	22	225	10	224
Net Income	84	1,149	44	1,052
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	46	579	6	514
Net Income Attributable to Clearway Energy, Inc.	$38	$570	$38	$538
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	82	82	82	82
Earnings Per Weighted Average Class A and Class C Common Share - Basic and Diluted	$0.33	$4.89	$0.32	$4.62
Dividends Per Class A Common Share	$0.3818	$0.3536	$0.7563	$0.7004
Dividends Per Class C Common Share	$0.3818	$0.3536	$0.7563	$0.7004

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions)	2023	2022	2023	2022
Net Income	$84	$1,149	$44	$1,052
Other Comprehensive Income
Unrealized gain on derivatives and changes in accumulated OCI/OCL, net of income tax expense, of $1, $1, $— and $3	3	6	—	20
Other comprehensive income	3	6	—	20
Comprehensive Income	87	1,155	44	1,072
Less: Comprehensive income attributable to noncontrolling interests and redeemable noncontrolling interests	48	583	6	526
Comprehensive Income Attributable to Clearway Energy, Inc.	$39	$572	$38	$546

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	June 30, 2023	December 31, 2022
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$547	$657
Restricted cash	371	339
Accounts receivable — trade	215	153
Accounts receivable — affiliates	1	—
Inventory	51	47
Derivative instruments	34	26
Prepayments and other current assets	70	54
Total current assets	1,289	1,276
Property, plant and equipment, net	7,748	7,421
Other Assets
Equity investments in affiliates	352	364
Intangible assets for power purchase agreements, net	2,397	2,488
Other intangible assets, net	74	77
Derivative instruments	83	63
Right-of-use assets, net	550	527
Other non-current assets	131	96
Total other assets	3,587	3,615
Total Assets	$12,624	$12,312
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$330	$322
Accounts payable — trade	63	55
Accounts payable — affiliates	61	22
Derivative instruments	44	50
Accrued interest expense	54	54
Accrued expenses and other current liabilities	54	114
Total current liabilities	606	617
Other Liabilities
Long-term debt	6,708	6,491
Deferred income taxes	118	119
Derivative instruments	259	303
Long-term lease liabilities	578	548
Other non-current liabilities	213	201
Total other liabilities	7,876	7,662
Total Liabilities	8,482	8,279
Redeemable noncontrolling interest in subsidiaries	15	7
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 202,075,237 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,385,884, Class D 42,336,750) at June 30, 2023 and 201,972,813 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,283,460, Class D 42,336,750) at December 31, 2022	1	1
Additional paid-in capital	1,718	1,761
Retained earnings	412	463
Accumulated other comprehensive income	9	9
Noncontrolling interest	1,987	1,792
Total Stockholders’ Equity	4,127	4,026
Total Liabilities and Stockholders’ Equity	$12,624	$12,312

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
(In millions)	2023	2022
Cash Flows from Operating Activities
Net Income	$44	$1,052
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	—	(14)
Distributions from unconsolidated affiliates	11	17
Depreciation, amortization and accretion	256	250
Amortization of financing costs and debt discounts	6	7
Amortization of intangibles	94	82
Loss on debt extinguishment	—	2
Gain on sale of business	—	(1,291)
Reduction in carrying amount of right-of-use assets	8	7
Changes in deferred income taxes	9	197
Changes in derivative instruments and amortization of accumulated OCI/OCL	(51)	92
Cash used in changes in other working capital:
Changes in prepaid and accrued liabilities for tolling agreements	(56)	(74)
Changes in other working capital	(112)	(48)
Net Cash Provided by Operating Activities	209	279
Cash Flows from Investing Activities
Acquisition of Drop Down Assets, net of cash acquired	(7)	(51)
Capital expenditures	(109)	(81)
Return of investment from unconsolidated affiliates	10	6
Investments in unconsolidated affiliates	(10)	—
Proceeds from sale of business	—	1,457
Net Cash (Used in) Provided by Investing Activities	(116)	1,331
Cash Flows from Financing Activities
Contributions from (distributions to) noncontrolling interests, net	275	(7)
Payments of dividends and distributions	(153)	(141)
Distributions to CEG of escrowed amounts	—	(64)
Tax-related distributions	(19)	—
Proceeds from the revolving credit facility	—	80
Payments for the revolving credit facility	—	(325)
Proceeds from the issuance of long-term debt	42	214
Payments of debt issuance costs	(8)	(4)
Payments for long-term debt	(306)	(722)
Other	(2)	(7)
Net Cash Used in Financing Activities	(171)	(976)
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(78)	634
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	996	654
Cash, Cash Equivalents and Restricted Cash at End of Period	$918	$1,288

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2023
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2022	$—	$1	$1,761	$463	$9	$1,792	$4,026
Net loss	—	—	—	—	—	(43)	(43)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(1)	(2)	(3)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	30	30
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	215	215
Transfers of assets under common control	—	—	(52)	—	—	46	(6)
Non-cash adjustments for change in tax basis	—	—	9	—	—	—	9
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(44)	—	(32)	(76)
Balances at March 31, 2023	—	1	1,719	419	8	2,006	4,153
Net income	—	—	—	38	—	40	78
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	1	2	3
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(4)	(4)
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(5)	(5)
Tax-related distributions	—	—	—	—	—	(19)	(19)
Stock-based compensation	—	—	(1)	—	—	—	(1)
Common stock dividends and distributions to CEG unit holders	—	—	—	(45)	—	(32)	(77)
Other	—	—	—	—	—	(1)	(1)
Balances at June 30, 2023	$—	$1	$1,718	$412	$9	$1,987	$4,127

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2022
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2021	$—	$1	$1,872	$(33)	$(6)	$1,466	$3,300
Net loss	—	—	—	(32)	—	(67)	(99)
Unrealized gain on derivatives, net of tax	—	—	—	—	6	8	14
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(3)	(3)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	28	28
Transfers of assets under common control	—	—	(12)	—	—	(25)	(37)
Non-cash adjustments for change in tax basis	—	—	8	—	—	—	8
Stock based compensation	—	—	(2)	—	—	—	(2)
Common stock dividends and distributions to CEG unit holders	—	—	(40)	—	—	(30)	(70)
Balances at March 31, 2022	—	1	1,826	(65)	—	1,377	3,139
Net income	—	—	—	570	—	575	1,145
Unrealized gain on derivatives, net of tax	—	—	—	—	2	4	6
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(20)	(20)
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(10)	(10)
Non-cash adjustments for change in tax basis	—	—	(1)	—	—	—	(1)
Stock based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	(41)	—	—	(30)	(71)
Balances at June 30, 2022	$—	$1	$1,785	$505	$2	$1,896	$4,189

Appendix Table A-1: Three Months Ended June 30, 2023, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$37	$98	$—	$(51)	$84
Plus:
Income Tax Expense	—	—	—	22	22
Interest Expense, net	7	21	—	18	46
Depreciation, Amortization, and ARO	32	96	—	—	128
Contract Amortization	5	42	—	—	47
Mark to Market (MtM) (Gain)/Loss on economic hedges	—	(26)	—	—	(26)
Transaction and integration costs	—	—	—	2	2
Other non-recurring	(8)	1	—	—	(7)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	16	—	—	19
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$76	$248	$—	$(8)	$316

Appendix Table A-2: Three Months Ended June 30, 2022, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$33	$83	$4	$1,029	$1,149
Plus:
Income Tax Expense	—	—	—	225	225
Interest Expense, net	10	10	1	24	45
Depreciation, Amortization, and ARO	33	93	—	—	126
Contract Amortization	6	35	—	—	41
Mark to Market (MtM) (Gain)/Loss on economic hedges	—	52	—	—	52
Transaction and integration costs	—	—	—	3	3
Other non-recurring	—	—	—	(1,291)	(1,291)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	12	—	—	15
Non-Cash Equity Compensation	—	—	—	1	1
Adjusted EBITDA	$85	$285	$5	$(9)	$366

Appendix Table A-3: Six Months Ended June 30, 2023, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$61	$50	$—	$(67)	$44
Plus:
Income Tax Expense	—	—	—	10	10
Interest Expense, net	17	83	—	36	136
Depreciation, Amortization, and ARO	65	191	—	—	256
Contract Amortization	11	83	—	—	94
Mark to Market (MtM) (Gain)/Loss on economic hedges	—	(45)	—	—	(45)
Transaction and Integration costs	—	—	—	2	2
Other Non-recurring	(8)	5	—	—	(3)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	6	32	—	—	38
Non-Cash Equity Compensation	—	—	—	2	2
Adjusted EBITDA	$152	$399	$—	$(17)	$534

Appendix Table A-4: Six Months Ended June 30, 2022, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income (Loss)	$80	$(36)	$17	$991	$1,052
Plus:
Income Tax Expense	—	—	—	224	224
Interest Expense, net	18	18	6	50	92
Depreciation, Amortization, and ARO	66	184	—	—	250
Contract Amortization	12	71	—	—	83
Loss on Debt Extinguishment	—	2	—	—	2
Mark to Market (MtM) (Gain)/Loss on economic hedges	—	178	—	—	178
Transaction and Integration costs	—	—	—	5	5
Other Non-recurring	1	—	—	(1,291)	(1,290)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	6	22	—	—	28
Non-Cash Equity Compensation	—	—	—	2	2
Adjusted EBITDA	$183	$439	$23	$(19)	$626

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Six Months Ended
($ in millions)	6/30/23	6/30/22	6/30/23	6/30/22
Adjusted EBITDA	$316	$366	$534	$626
Cash interest paid	(55)	(62)	(148)	(159)
Changes in prepaid and accrued liabilities for tolling agreements	(17)	(30)	(56)	(74)
Adjustments to reflect sale-type leases and payments for lease expenses	2	2	3	3
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(21)	(25)	(36)	(41)
Distributions from unconsolidated affiliates	5	6	11	17
Changes in working capital and other	(96)	(71)	(99)	(93)
Cash from Operating Activities	134	186	209	279
Changes in working capital and other	96	71	99	93
Development Expenses[3]	—	1	—	2
Return of investment from unconsolidated affiliates	1	3	10	6
Net contributions (to)/from non-controlling interest[4]	(10)	(10)	(20)	(20)
Maintenance capital expenditures	(6)	(5)	(13)	(12)
Principal amortization of indebtedness[5]	(78)	(70)	(152)	(174)
Cash Available for Distribution[6]	$137	$176	$133	$174

3 Primarily related to Thermal Development Expenses
4 2023 excludes $229 million of contributions related to the funding of Rosamond Central Battery Storage, Waiawa, and Daggett; 2022 excludes $50 million of contributions related to the funding of Mesquite Sky, Black Rock, and Mililani
5 2023 excludes $130 million for the repayment of construction loans in connection with Waiawa and Daggett, and $24 million for the repayment of balloon at Walnut Creek Holdings; 2022 excludes $660 million for the repayment of the Bridge Loan Facility and revolver payments, $186 million for the refinancing of Tapestry Wind, Laredo Ridge, and Viento, and $27 million for the repayment of bridge loans in connection with Mililani
6 Excludes income tax payments related to Thermal sale

Appendix Table A-6: Six Months Ended June 30, 2023, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2023:

Six Months Ended
($ in millions)	6/30/23
Sources:
Contributions from (distributions to) noncontrolling interests, net	275
Net cash provided by operating activities	209
Proceeds from issuance of long-term debt	42
Return of investment from unconsolidated affiliates	10

Uses:
Payments for long-term debt	(306)
Payments of dividends and distributions	(153)
Capital expenditures	(109)
Other net cash outflows	(46)

Change in total cash, cash equivalents, and restricted cash	$(78)

Appendix Table A-5: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	Prior 2023 Full Year Guidance	2023 Full Year Guidance
Net Income	165	95 - 120
Income Tax Expense	30	20 - 25
Interest Expense, net	300	300
Depreciation, Amortization, and ARO Expense	620	620
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	50	50
Non-Cash Equity Compensation	5	5
Adjusted EBITDA	1,170	1,090 - 1,120
Cash interest paid	(300)	(300)
Changes in prepaid and accrued liabilities for tolling agreements	(32)	(32)
Adjustments to reflect sale-type leases and payments for lease expenses	10	10
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(85)	(85)
Cash distributions from unconsolidated affiliates[7]	45	45
Cash from Operating Activities	808	728 - 758
Net distributions to non-controlling interest[8]	(60)	(60)
Maintenance capital expenditures	(35)	(35)
Principal amortization of indebtedness[9]	(303)	(303)
Cash Available for Distribution[10]	410	330 - 360

7 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
8 Includes tax equity proceeds and distributions to tax equity partners
9 Excludes balloon maturity payments in 2023
10 Excludes income tax payments related to Thermal sale

Appendix Table A-6: Adjusted EBITDA and Cash Available for Distribution Pro Forma Outlook

($ in millions)	Pro Forma CAFD Outlook
Net Income	145
Income Tax Expense	25
Interest Expense, net	395
Depreciation, Amortization, and ARO Expense	580
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	45
Non-Cash Equity Compensation	5
Adjusted EBITDA	1,195
Cash interest paid	(310)
Changes in prepaid and accrued liabilities for tolling agreements	(5)
Adjustments to reflect sale-type leases and payments for lease expenses	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(86)
Cash distributions from unconsolidated affiliates	48
Cash from Operating Activities	848
Net distributions to non-controlling interest	(107)
Maintenance capital expenditures	(24)
Principal amortization of indebtedness	(297)
Cash Available for Distribution	420

Appendix Table A-7: Growth Investments 5 Year Average CAFD

($ in millions)	Cedar Creek 5 Year Ave. 2025-2029	Rosamond Central Battery Storage 5 Year Ave. 2025-2029
Net Income	2	10.0
Interest Expense, net	6	8.0
Depreciation, Amortization, and ARO Expense	8	15.0
Adjusted EBITDA	16	33.0
Cash interest paid	(6)	(8.0)
Cash from Operating Activities	10	25.0
Net distributions (to)/from non-controlling interest	2	(12.5)
Maintenance capital expenditures	—	(1.0)
Principal amortization of indebtedness	(2)	(8.0)
Estimated Cash Available for Distribution	10	3.5

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of June 30, 2023 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.